Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 3 to the Registration Statement of UBI Blockchain Internet Ltd. on Form S-1 of my report dated December 14, 2016, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
September 5, 2017